Exhibit 10.1
AMENDMENT NO. 2 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 2 TO COAL SUPPLY AGREEMENT (“Amendment No. 2”), dated as of January 1, 2020, is by and between WESTMORELAND SAN JUAN MINING LLC, a Delaware limited liability company ("WSJM") and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“Utility” or “PNM”). WSJM and Utility may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Westmoreland Coal Company (“Westmoreland”) and Utility are the original parties to the Coal Supply Agreement dated as of July 1, 2015 (“CSA”), for the supply of coal for consumption in San Juan Generating Station (“SJGS”), which CSA subsequently was assigned by Westmoreland to its wholly-owned subsidiary San Juan Coal Company (“SJCC”);

WHEREAS, Westmoreland Mining LLC (“Westmoreland Mining”) and certain of its subsidiaries were assigned various contracts with Utility, including the CSA, due to court-approved asset sales, and court-confirmed plans of reorganization for Westmoreland and certain of its subsidiaries, including SJCC (“Reorganization Plan”) arising out of the Chapter 11 bankruptcy filed on October 9, 2018 in U.S. Bankruptcy Court, Southern District of Texas, Bankruptcy Case No. 18-35672;

WHEREAS, pursuant to the Reorganization Plan, Westmoreland Mining’s wholly-owned subsidiary WSJM has assumed the obligation to mine and deliver coal to SJGS pursuant to the terms of the CSA;

WHEREAS, the Parties wish to amend the CSA to reflect the change in parties and other related changes arising out of the assignments and obligations assumed in connection with the Reorganization Plan.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Amendments

        1.1 Cover Page. The cover page to the CSA is hereby amended by deleting “Westmoreland Coal Company” and inserting “Westmoreland San Juan Mining LLC.”

        1.2 Exhibits List. The List of Exhibits and Attachments is hereby amended by deleting “Form of Assignment and Assumption of Coal Supply Agreement” and inserting “Not Used.”

        1.3 Parties and Recitals. The “Parties and Recitals” paragraphs are deleted in their entirety and replaced with the following:

THIS COAL SUPPLY AGREEMENT ("Agreement") is dated July 1, 2015 between WESTMORELAND SAN JUAN MINING LLC, a Delaware limited liability company (“WSJM”), assignee of Westmoreland Coal Company, a Delaware corporation ("Westmoreland") and certain of its affiliates, and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation ("Utility"), (with WSJM and Utility herein sometimes being referred to herein individually as "Party" and collectively as "Parties").

WHEREAS, pursuant to the SPA (as hereinafter defined), Westmoreland acquired, as of the date of "Closing" under the SPA, one hundred percent (100%) of the issued and outstanding shares of San Juan Coal Company, a Delaware corporation ("SJCC"), and San Juan Transportation Company, a Delaware corporation ("SJTC");

WHEREAS, SJCC held certain coal leases and surface rights known as the Coal Leases which are more particularly described in Exhibit A, which Coal Leases were assigned by SJCC to WSJM pursuant to an Amended Joint Chapter 11 Plan approved by the U.S. Bankruptcy Court, Southern District of Texas, in Case No. 18-35672;

WHEREAS, Utility owns, in part, the San Juan Station (as further defined herein), a two-unit coal-burning power plant in the vicinity of the Coal Leases;

WHEREAS, Utility desires to purchase, and WSJM to sell, coal that has been mined from an underground coal mine on the Coal Leases and delivered to the delivery point(s) shown on Exhibit B and WSJM has agreed to undertake such obligation upon the terms and conditions hereinafter set forth;

WHEREAS, WSJM shall provide coal pursuant to this Agreement in a manner consistent with the processes and quality described herein; and

WHEREAS, the purpose of this Agreement is to set forth the agreement between the Parties relating to the supply of coal by WSJM to the San Juan Station,

NOW, THEREFORE, in consideration of the terms, covenants and agreements contained in this Agreement, Utility agrees with WSJM as follows:

        1.4 Definitions. Article I, Definitions, is hereby amended by deleting the following definitions in their entirety and replacing them with the following definitions:

        Section 1.6 Guaranty.

        "Guaranty" shall mean the Guaranty in the form of Attachment 1 or other form acceptable to Utility made by Westmoreland ("Guarantor") and guaranteeing to Utility SJCC’s performance of its obligations hereunder, which Guaranty shall remain in place throughout the Term and, if applicable, the Extension Term.

        Section 1.19 San Juan Station

That certain coal-fired power plant currently operated and owned, in part, by Utility originally consisting of four units, known as Unit 1, Unit 2, Unit 3 and Unit 4 respectively. Unit 1 has a net rated capacity of approximately 340,000 kW; Unit 4 has a net rated capacity of approximately 507,000 kW. Unit 2 and Unit 3 were retired in December 2017.

Section 1.20 SPA

“SPA” means that Stock Purchase Agreement executed by Westmoreland and BHP Billiton New Mexico Coal Inc., pursuant to which Westmoreland agreed to purchase the stock of SJCC and SJTC.

        Section 1.26 Ute ROW

“Ute ROW” shall mean that particular right of way agreement dated July 29, 1981, between Western Coal Company (which interest was assigned to SJCC and further assigned to WSJM) and the Ute Mountain Ute Tribe of the Ute Mountain Ute Reservation, as amended.

1.5 Definitions of Other Terms. Section 1.29 is hereby amended by deleting the definition of “SJCC” and replacing it with “(II) “SJCC”, as defined in Recitals and including its successors or assigns” and by adding the following new definitions:

(W(1)) “Guarantor”, defined in the definition of “Guaranty”;

(ZZ)  “Westmoreland”, defined in Recitals and including its successors or assigns;

(AAA)  “Westmoreland Mining”, defined in Recitals, and including its successors or assigns;

(BBB)  “WSJM”, defined in Recitals, and including its successors or assigns;

        1.6 Term. Section 2.3 is deleted in its entirety and replaced with the following:

        Section 2.3 Term

This Agreement shall become effective simultaneous with the “Closing” under the SPA (such date on which the "Closing" occurs, the "Effective Date") but subject to the effectiveness of the San Juan Restructuring Agreement. For purposes of this Section 2.3. "San Juan Restructuring Agreement" means the San Juan Project Restructuring Agreement among and executed by the "Parties" thereto (as such term is defined therein). This Agreement shall expire on June 30, 2022 (the "Term"), unless terminated earlier as provided herein or extended by mutual written agreement of the Parties pursuant to Section 2.5.

1.7 Guaranty. Section 2.4 is hereby deleted in its entirety and replaced with the following:

Guarantor has executed the Guaranty and provided the executed Guaranty to Utility and shall maintain the Guaranty for the duration of the Term and the Extension Term, as applicable. SJCC shall cause Guarantor to provide to Utility the audited financial statements of Guarantor on or before April 1st of each Contract Year; provided Guarantor’s filing with the U.S. Securities and Exchange Commission of Guarantor’s 10-K containing the audited financial statements of Guarantor will be deemed to constitute delivery of such audited financial statements to the Utility.

1.8 Representations and Warranties. Section 2.6(B) is deleted in its entirety and replaced with the following:

(B) It has the capacity to enter into this Agreement and all transactions contemplated in this Agreement, and that all corporate actions required to authorize it to enter into this Agreement have been taken properly, and that it has the capacity to perform this Agreement and all transactions contemplated in this Agreement, and that all corporate actions required to perform this Agreement shall have been taken properly; and

1.9 General Indemnification. Sections 13.1(A) and 13.1(B) are hereby deleted in their entirety and replaced with the following:

(A)  SJCC shall indemnify and save Utility and its employees, directors, officers, agents, successors, assigns and affiliates harmless from, and shall defend them against, any and all claims, demands or liabilities arising out of the operations of SJCC under this Agreement at the San Juan Station site or the SJCC Site Area, except to the extent those claims, demands or liabilities arise out of the acts of Utility, their employees, agents, contractors, and representatives.

(B)  Utility shall indemnify and save SJCC and its employees, directors, officers, agents, successors, assigns and affiliates harmless from, and shall defend them against, any and all claims, demands or liabilities arising out of the operations of Utility under this Agreement at the San Juan Station site or the SJCC Site Area, except to the extent those claims, demands or liabilities arise out of the acts of SJCC, its employees, agents, contractors and representatives.

1.10 Notices. Section 14.7(A) is hereby deleted in its entirety and replaced with the following:

        (A) Any notice, demand or request provided for in this Agreement, or given or made in connection with this Agreement, except those normal exchanges of information required by the Mining Oversight Committee and the Joint Committee, shall be in writing, signed by an officer of the party giving such notice and shall be deemed to be properly and sufficiently given or made if sent by registered or certified mail, and if to SJCC, addressed as follows:

Westmoreland San Juan Mining LLC
Attn: Joe Micheletti, EVP US Operations
300, 9540 South Maroon Circle
Englewood, CO 80112-5730

with a copy addressed as follows:

Westmoreland Mining LLC
Attn: Jeremy Cottrell, General Counsel
300, 9540 South Maroon Circle
Englewood, CO 80112-5730

        and if to Utility, addressed as follows:

Public Service Company of New Mexico
Attn: Patrick Apodaca, General Counsel
414 Silver Ave SW
Albuquerque, NM 87102-3289

        with a copy addressed as follows:

Public Service Company of New Mexico
Attn: Thomas Fallgren, Vice President, PNM Generation
2401 Aztec NE
Albuquerque, NM 87107

1.11 Form of Guaranty. The Form of Guaranty attached to the CSA as Attachment 1 shall be deleted and replaced with Attachment 1—Form of Guaranty attached to this Amendment No. 2.

1.12 Assignment and Assumption Form. Exhibit O—Form of Assignment and Assumption of Coal Supply Agreement shall be amended by deleting the text and signature blocks and inserting “Not Used.”

2. Other Terms and Conditions.

        2.1 Full Force and Effect. Except as expressly amended by this Amendment No. 2, all other terms of the CSA shall remain in full force and effect.

        2.2 Counterparts. This Amendment No. 2 may be executed in one or more counterparts, including by facsimile or electronic signature, but each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same instrument.

        2.3 Entire Amendment; Successors and Assigns. This Amendment No. 2 contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter herein. This Amendment No. 2 shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date first written above.

PUBLIC SERVICE COMPANY OF NEW MEXICO By: /s/ Thomas Fallgren Name: Thomas Fallgren Title: VP PNM Generation	WESTMORELAND SAN JUAN MINING By: /s/ Jeremy D. Cottrell Name: Jeremy D. Cottrell Title: Secretary

Attachment 1 to CSA Amendment No. 2
Form of Guaranty

ATTACHMENT 1—FORM OF GUARANTY

THIS GUARANTY, made as of March 15, 2019, by Westmoreland Mining, LLC, a Delaware limited liability company (“Guarantor”).
W I T N E S S E T H

WHEREAS, as of the “Effective Date” under the Coal Supply Agreement by and between Public Service Company of New Mexico (“Utility”) and Westmoreland Coal Company (“WCC”), as may be amended from time to time (“Agreement”), San Juan Coal Company, a Delaware corporation (“SJCC”), became a wholly owned subsidiary of WCC for the purpose of selling to Utility certain quantities of coal to be mined, processed, and delivered pursuant to the Agreement; and
WHEREAS, prior to entering into the Agreement, Utility required that WCC guarantee SJCC’s performance of SJCC’s obligations under the Agreement; and
WHEREAS, pursuant to Chapter 11 Bankruptcy Case No. 18-35672 (the “Case”) Guarantor is the successor in interest to WCC’s obligations under the Agreement; and
WHEREAS, pursuant to the Case, Westmoreland San Juan Mining, LLC (“WSJM”) is the successor in interest to SJCC’s obligations under the Agreement; and
WHEREAS, Guarantor is willing to guarantee WSJM’s performance of its obligations under the Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Utility as follows:
1.Guaranty.

1.1Effective as of the Effective Date (as that term is defined in the Agreement), Guarantor hereby unconditionally and absolutely guaranties to Utility and its successors and permitted assigns timely and complete payment and performance of all of WSJM’s obligations under the Agreement and all other present or future agreements and instruments between Utility and Contractors in connection with the performance of the Agreement (all of the foregoing the “Agreement Documents”), all whether presently existing or from time to time hereafter created, incurred or arising and including, without limitation, any interest accrued on such amounts pursuant to the Agreement Documents (such obligations of WSJM collectively the “Obligations”). This Guaranty is a continuing guarantee, and shall apply to all Obligations whenever arising.

1.2Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of (i) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding in respect of any thereof, of WSJM or Guarantor, (ii) the validity, regularity or enforceability (except to the extent that the Agreement would not have been enforceable against Guarantor had it, rather than WSJM, been the primary obligor thereunder) of obligations of WSJM under the Agreement or the extension or renewal thereof, in whole or in part, with or without notice to or assent from Guarantor, (iii) any alteration, amendment, modification, extension, renewal, release, change, waiver or consent in respect of any of the terms, covenants, or conditions contained in the Agreement, and

Coal Supply Agreement

Guarantor acknowledges and agrees that its consent to any of the foregoing actions is not required, or (iv) the absence of notice, other than notice required by the terms of the Agreement, or the absence of or any delay in any action to enforce any obligation or to exercise any right or remedy against WSJM or Guarantor, whether hereunder or under the Agreement, or any indulgence or extension granted to or compromise with WSJM or Guarantor, or any action or proceedings taken or not taken with respect to or by or on behalf of SJCC WSJM or Guarantor or (v) any circumstance whatsoever (including, without limitation, any statute of limitations) or any act of the Utility or any existence of or reliance on any representation by the Utility that might otherwise constitute a legal or equitable defense available to, or a discharge of, the Guarantor.

1.3Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger or bankruptcy of WSJM, any right to require a proceeding first against WSJM, or to realize on any collateral, protest, notice and all demands whatsoever, with respect to the obligations of WSJM, (ii) agrees that its obligations hereunder constitute guaranties of performance and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against WSJM or upon any other condition or contingency, (iii) agrees that its obligations hereunder shall continue to be effective if at any time the obligations of WSJM under the Agreement are rescinded or modified or limited in connection with any bankruptcy or reorganization or other similar proceedings, and (iv) covenants that this Guaranty will not be discharged except by complete performance of WSJM’s obligations under and contained in the Agreement. Without limiting the generality of the preceding clause (ii), Guarantor specifically agrees that it shall not be necessary or required and that it shall not be entitled to require that Utility or either of them file suit or proceed to obtain or assert a claim for any judgment against WSJM or make any effort to enforce the Agreement or exercise or assert any other right or remedy to which Utility or either of them is or may be entitled in connection with the Agreement or any security or Guaranty or assert or file any claim against the assets of WSJM or any other person before or as a condition of enforcing the liability of Guarantor under this Guaranty or at any time thereafter

2Miscellaneous

2.1This Guaranty is made to Utility solely for its benefit and may not be assigned by Utility except in connection with and contemporaneously with an assignment of the Agreement as permitted therein, and any other purported assignment shall be void and of no force and effect.

2.2Guarantor agrees that it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation; provided, however, that Guarantor may consolidate with or merge into, or sell or otherwise transfer all or substantially all of its assets as an entirety (and may thereafter dissolve) to, another corporation incorporated and existing under the laws of the United States or one of the states thereof, provided that, in the event that Guarantor is not the surviving, resulting or transferee corporation, as the case may be, such corporation, prior to such merger, consolidation, sale or transfer, assumes, by delivering to Utility an instrument in writing satisfactory in form and substance to Utility, all of the obligations of Guarantor herein.
Attachment 1—Page 2

Coal Supply Agreement

2.3No remedy herein conferred upon Utility is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

2.4The obligations of Guarantor hereunder shall be continuing and irrevocable. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral among Guarantor and Utility with respect to the subject matter hereof. No modification or waiver of this Guaranty shall be binding upon Utility or Guarantor unless such modification or waiver shall be in writing and signed by an officer of each of Utility and of Guarantor.

2.5This Guaranty shall be construed in accordance with and governed by the laws of the State of New Mexico. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO, THIS GUARANTY, OR THE ACTIONS OF THE BENEFICIARY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

2.6Each and every default of WSJM in performance of any obligation under the Agreement shall give rise to a separate cause of action hereunder, and separate suits may, but need not, be brought hereunder as each claim or cause of action arises.

2.7All payments by Guarantor to Utility shall be made in United States Dollars to the account designated by Utility and shall be paid within fifteen (15) days after receipt by Guarantor from Utility of written demand for such payment and shall not be the subject of any offset against any amounts which may be owed by Utility to Guarantor.

2.8Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Utility in enforcing this Guaranty, whether by suit or otherwise, to the extent Utility is the prevailing party.

2.9This Guaranty shall terminate automatically in the event the Agreement is terminated prior to the “Effective Date” under the Agreement.

2.10For purposes of notice under this Guaranty, Guarantor’s address is as follows: Westmoreland Mining, LLC

Attn: Scott Sturm, Chief Commercial Officer 300, 9540 South Maroon Circle
Englewood, CO 80112-5730
Attachment 1—Page 3

Coal Supply Agreement

And
Westmoreland Mining, LLC
Attn: Jeremy Cottrell, General Counsel
300, 9540 South Maroon Circle
Englewood, CO 80112-5730
The Utility’s addresses are as follows:

Public Service Company of New Mexico Attn: Patrick Apodaca, General Counsel 414 Silver Ave SW
Albuquerque, NM 87102-3289

And

Public Service Company of New Mexico
Attn: Tom Fallgren, Vice President, PNM Generation
414 Silver Ave SW
Albuquerque, NM 87102-3289

Any notice provided for in this Guaranty shall be in writing, signed by an officer of the party giving such notice and shall be deemed to be properly and sufficiently given or made if sent by registered or certified mail to the above address or such substitute address as provided in writing pursuant to this notice provision.

[Remainder of page intentionally blank]

Attachment 1—Page 4

Coal Supply Agreement

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed on its behalf by its officers thereunto duly authorized.
WESTMORELAND MINING, LLC
By: _____________________________________________
Name: ___________________________________________
Title: ____________________________________________

ATTEST:

By: _____________________________________________
Name: ___________________________________________
Title: ____________________________________________

Attachment 1—Page 5